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                                                                    EXHIBIT 23.1

                   AUDITORS' REPORT ON SCHEDULES AND CONSENT

THE BOARD OF DIRECTORS
TRANS WORLD AIRLINES, INC.:

     The audits referred to in our report dated March 6, 1996, included the related financial statement schedules incorporated by reference in the registration statement. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     Our report refers to the application of fresh start reporting as of September 1, 1995 and November 1, 1993.

     We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG PEAT MARWICK LLP

Kansas City, Missouri
June 10, 1996